Exhibit (j)(1)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
USLICO Series Trust:


We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditor" and "Experts" in the Statement of Additional Information.

                                             /s/ KPMG LLP


Los Angeles
April 25, 2001